Exhibit 99.1

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

ClearOne Reports 2016 Second Quarter Financial Results

Sales of Video Products Continued to Grow

SALT LAKE CITY, UTAH – August 4, 2016

ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, today reported financial results for the three and six months ended June 30, 2016.

Financial Summary				($ in thousands, except per share data)
	Three months ended June 30,			Six months ended June 30,
	2016	2015	Change	2016	2015	Change
GAAP
Revenue	$11,966	$14,013	-15%	$24,999	$27,600	-9%
Gross Profit	$7,664	$8,991	-15%	$16,129	$17,453	-8%
Gross Profit Margin	64.1%	64.2%	-0.1%	64.6%	63.3%	1.3%
Operating Income	$1,320	$2,293	-42%	$3,292	$4,192	-21%
Net Income	$955	$1,515	-37%	$2,323	$2,787	-17%
Net Income per share (diluted)	$0.10	$0.16	-38%	$0.24	$0.29	-17%

Non-GAAP
Non-GAAP Gross Profit	$7,671	$8,997	-15%	$16,140	$17,464	-8%
Non-GAAP Operating Income	$1,941	$2,889	-33%	$4,461	$5,416	-18%
Non-GAAP Net Income	$1,406	$1,895	-26%	$3,161	$3,566	-11%
Non-GAAP Adjusted EBITDA	$2,207	$3,179	-31%	$4,981	$6,017	-17%
Non-GAAP Net Income per share (diluted)	$0.15	$0.20	-24%	$0.33	$0.37	-11%

“Global economic headwinds impacted our financial performance in the 2016 second quarter” said Zee Hakimoglu, President and Chief Executive Officer. “Despite lower overall demand, sales of our video products grew significantly and our gross margin remained strong. Also during the quarter, we continued to make solid investments in product development, paid a cash dividend and enhanced shareholder value with substantial repurchases of our common stock.”

“Looking ahead, we recently launched a number of new products and introduced our next generation professional audio conferencing platform at InfoComm 2016, generating phenomenal excitement from our channel partners and end-users. We expect to begin shipping the new ClearOne platform before the end of the year, which will reinforce our dominant leadership position in the installed audio conferencing market. Combined, these actions and initiatives solidly positioned ClearOne and our products to benefit from any improvements to the economic environment.”

During the second quarter of 2016, the Company paid a cash dividend of $0.05 per share and acquired approximately 332,000 shares of its common stock under its $10 million stock repurchase program announced in March 2016. As of June 30, 2016, the Company has acquired approximately 365,000 shares amounting to $4.1 million under the stock repurchase program. The Company had also spent $1.8 million on a program for the repurchase of approximately 226,000 stock options in the first quarter of 2016, which reduced diluted shares outstanding. The Company said it intends to continue to repurchase shares of its common stock in the open market, subject to price, volume and other safe harbor restrictions. After payments totaling $6.8 million for the dividend and stock and option repurchases during the first six months of 2016, cash, cash equivalents and investments were $37.0 million at June 30, 2016 compared with $39.8 million at December 31, 2015. The Company continued to have no debt.

Next Gen Audio Conferencing Platform Launched

In June 2016, ClearOne launched CONVERGE® Pro 2, the new audio conferencing platform to succeed the market leading CONVERGE® Pro series of audio conferencing products. This next-gen platform delivers stunningly clear audio thanks to the world’s most advanced audio signal processing. Scalable, reliable, and competitively priced, CONVERGE Pro 2 outperforms in any size room, any audio environment, any application. The CONVERGE Pro 2 platform builds on ClearOne’s leadership in audio digital signal processing innovation over three decades with new algorithms that reinvent audio DSP, new architecture that extends flexibility and scalability, and new software that creates an unmatched user experience.

CONVERGE Pro 2’s DSP platform satisfies diverse demands with the features that include: (i) the very latest and most powerful adaptive audio DSP algorithms, including acoustic echo cancellation, noise cancellation, feedback elimination, gain and level control, and microphone gating; (ii) greater flexibility through more microphone inputs; (iii) maximum functionality through integration of VoIP or telephony, USB, and DanteTM; (iv) a new expansion bus that delivers increased audio-channel scalability to support large audio projects; (v) a new native interface that enables daisy-chaining for any combination of ClearOne peripheral devices, such as the new Beamforming Microphone Array 2 and/or the new DIALOG® 20 Wireless Microphone system; and (vi) a new software that includes both a traditional matrix view and the unique ClearOne FlowView™.

Second Generation Beamforming Microphone Array Launched

In June 2016, ClearOne’s new second generation Beamforming Microphone Array 2 was launched. ClearOne’s original Beamforming Microphone Array was the audiovisual industry’s first professional grade microphone array with beamforming and adaptive acoustic steering. Beamforming Microphone Array 2 is optimized to operate with ClearOne’s next generation CONVERGE® Pro 2 audio conferencing platform. The Beamforming Microphone Array 2 affirms ClearOne’s industry leadership, by delivering among other things: (i) significantly enhanced echo canceling for demanding acoustic environments; (ii) faster convergence and better adaptation to changes in room acoustics; (iii) dramatically better mic pickup, sharpening the capability to detect softer voices; and (iv) natural and clearly intelligible audio, even when two people speak at once; and zero consumption of analog mic inputs in the CONVERGE Pro 2 DSP mixer.

New Two-Channel Wireless Microphone System Introduced

In June 2016, the new compact two-channel DIALOG 20, a system packed with innovative features that increases the breadth of ClearOne’s wireless microphone product line, was introduced. DIALOG 20 targets uses in which only a few wireless mics are required, e.g., classrooms, presentation and training venues, huddle and other spaces.

The new CONVERGE® Pro 2, Beamforming Microphone Array 2 and DIALOG 20 are expected to ship before the end of the year.

New Encoder and Decoder Added to ClearOne’s Family of Network Media Streaming Solutions

In May 2016, VIEW® Pro E110 Encoder and VIEW Pro D310 Decoder, expected to ship before September 2016, were added to ClearOne’s industry-leading family of VIEW Pro network media streaming components. VIEW Pro E110 Encoder is a single-channel alternative to the popular dual-channel VIEW Pro E120 Encoder providing a lower-cost encoder for customers preferring a single-channel option. The new VIEW Pro D310 Decoder features all the basic functionality to fully satisfy simple display of single-image video applications while delivering superb price-to-performance value.

New Patents Awarded

In March 2016, the U.S. Patent and Trademark Office (USPTO) issued ClearOne a patent that enables a beamformer to have better low-frequency response, fewer microphones in the array and less associated computational complexity.

In May 2016, the USPTO issued ClearOne a patent related to a networked speaker that can synchronize audio output in multi-speaker sessions. Embodiments of this patent can also be used to equalize each speaker individually to ensure that each speaker has an optimized frequency response for the best possible sound reproduction and to prevent a speaker from being overdriven and damaged.

In May 2016, the USPTO issued ClearOne a patent pertaining to a scalable conferencing system designed to support multi-party calls, permitting endpoints to discover each other and providing an efficient way for data to be mixed and re-transmitted to endpoints that are participating in a multi-party conference. This can decrease the cost of multi-party conferencing.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income, net income, adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income, net income, income per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming & signage solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com. This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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http://investors.clearone.com

CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$9,545	$13,412
Marketable securities	7,141	7,161
Receivables, net of allowance for doubtful accounts of $86 and $54, respectively	9,282	8,692
Inventories	12,668	13,447
Distributor channel inventories	1,669	1,628
Prepaid expenses and other assets	2,104	1,806
Total current assets	42,409	46,146
Long-term marketable securities	20,287	19,204
Long-term inventories, net	2,078	2,018
Property and equipment, net	1,487	1,589
Intangibles, net	6,140	6,638
Goodwill	12,724	12,724
Deferred income taxes	5,093	5,093
Other assets	117	117
Total assets	$90,335	$93,529
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,097	$2,815
Accrued liabilities	2,251	2,243
Deferred product revenue	4,781	4,549
Total current liabilities	9,129	9,607
Deferred rent	140	150
Other long-term liabilities	1,283	1,203
Total liabilities	10,552	10,960

Shareholders’ equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,933,582 and 9,183,957 shares issued and outstanding	9	9
Additional paid-in capital	45,987	46,291
Accumulated other comprehensive income (loss)	64	(166)
Retained earnings	33,723	36,435
Total shareholders’ equity	79,783	82,569
Total liabilities and shareholders’ equity	$90,335	$93,529

CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share values)

	Three Months Ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenue	$11,966	$14,013	$24,999	$27,600
Cost of goods sold	4,302	5,022	8,870	10,147
Gross profit	7,664	8,991	16,129	17,453

Operating expenses:
Sales and marketing	2,681	2,753	5,306	5,375
Research and product development	2,095	2,054	4,365	3,996
General and administrative	1,568	1,891	3,166	3,890
Total operating expenses	6,344	6,698	12,837	13,261

Operating income	1,320	2,293	3,292	4,192

Other income (expense), net	84	85	95	190
Income before income taxes	1,404	2,378	3,387	4,382
Provision for income taxes	449	863	1,064	1,595
Net income	$955	$1,515	$2,323	$2,787

Basic weighted average shares outstanding	9,112,613	9,119,907	9,154,568	9,110,062
Diluted weighted average shares outstanding	9,362,037	9,603,682	9,512,559	9,560,914

Income per share (basic)	$0.10	$0.17	$0.25	$0.31
Income per share (diluted)	$0.10	$0.16	$0.24	$0.29

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three Months Ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
GAAP gross profit	$7,664	$8,991	$16,129	$17,453
Stock-based compensation	7	6	11	11
Non-GAAP gross profit	$7,671	$8,997	$16,140	$17,464

GAAP operating Income	$1,320	$2,293	$3,293	$4,192
Stock-based compensation	171	217	319	455
Amortization of intangibles	287	315	576	629
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	163	64	274	140
Non-GAAP operating Income	$1,941	$2,889	$4,461	$5,416

GAAP net income	$955	$1,515	$2,323	$2,787
Stock-based compensation	171	217	319	455
Amortization of intangibles	287	315	576	629
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	163	64	274	140
Loss on disposal of assets related to wireless microphones manufacturing	4	-	53	-
Tax effect of non-GAAP adjustments	(174)	(216)	(384)	(445)
Non-GAAP net income	$1,406	$1,895	$3,161	$3,566

GAAP net income	$955	$1,515	$2,323	$2,787
Number of shares used in computing GAAP income per share (diluted)	9,362,037	9,603,682	9,512,559	9,560,914
GAAP income per share (diluted)	$0.10	$0.16	$0.24	$0.29
Non-GAAP net income	$1,406	$1,895	$3,161	$3,566
Number of shares used in computing Non-GAAP income per share (diluted)	9,362,037	9,603,682	9,512,559	9,560,914
Non-GAAP income per share (diluted)	$0.15	$0.20	$0.33	$0.37

GAAP total net Income	$955	$1,515	$2,323	$2,787
Stock-based compensation	171	217	319	455
Depreciation	178	205	372	411
Amortization of intangibles	287	315	576	629
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	163	64	274	140
Loss on disposal of assets related to wireless microphones manufacturing	4	-	53	-
Provision for income taxes	449	863	1,064	1,595
Non-GAAP Adjusted EBITDA	$2,207	$3,179	$4,981	$6,017